UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 16, 2005

Central Valley Community Bancorp

(Exact Name of Registrant as Specified in Charter)

California
(State or Other Jurisdiction of Incorporation)

000-31977	77-0539125
(Commission File Number)	(I.R.S. Employer Identification No.)

600 Pollasky Avenue, Clovis, California	93612
(Address of principal executive offices)	(Zip Code)

(559) 298-1775
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions: (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On February 16, 2005, the Executive and Directors Resource Committee (“Committee”) of the Board of Directors of Central Valley Community Bancorp approved an increase in the base salary of Daniel J. Doyle, President and Chief Executive Officer to $260,000 for the fiscal year 2005.  The Committee also approved the following:

Gary Quisenberry, Senior Vice President Commercial Business Banking	$147,000
Thomas L. Sommer, Senior Vice President, Credit Administrator	$134,816
Shirley Wilburn, Senior Vice President Consumer and Retail Banking increase	$123,112
Gayle Graham, Chief Financial Officer	$127,627.

Additionally, the Committee approved $140,000 in an annual incentive bonus for Mr. Doyle.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Central Valley Community Bancorp

Date: February 18, 2005	By: /s/ Daniel J. Doyle
Name: Daniel J. Doyle
Title: Chairman and Chief Executive Officer (principal executive officer)